Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-171378-01) of our report dated December 13, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Verigy Ltd.’s Annual Report on Form 10-K for the year ended October 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 31, 2011